UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARGENTEX MINING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	71-0867623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 835, 1100 Melville Street,
Vancouver, British Columbia V6E 4A6, Canada
Telephone: (604) 568-2496
(Address of Principal Executive Offices) (Zip Code)

2005 Incentive Stock Plan
2007 Stock Option Plan
(Full title of the plan)

The Corporation Trust Company
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
Telephone: (302) 658-7581
(Name and address of agent for service)

604.568.2496
(Telephone number, including area code, of agent for service)

Copies of all communications to:

Clark Wilson LLP
Attention: Ethan Minsky
Suite 800 - 885 West Georgia Street
Vancouver, British Columbia V6C 3H1, Canada
Telephone: (604) 687-5700
Facsimile: (604) 687-6314

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]		Accelerated filer [ ]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(4),(5)	Proposed maximum aggregate offering price(4),(5)	Amount of registration fee(5)
Common Stock	2,500,000(2)	$0.9025	$2,256,250	$261.95
Common Stock	5,662,310(3)	$0.9025	$5,110,234	$593.30
Total	8,162,310	$0.9025	$7,366,484	$855.25

(1)

An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

(2)

Consists of up to 2,500,000 shares of our common stock issued or issuable pursuant to our 2005 incentive stock plan. Our 2005 incentive stock plan provides for the grant of stock options, stock awards, or restricted stock purchase offers to acquire a maximum of 2,500,000 shares of our common stock. All of the shares issued or issuable under our 2005 incentive stock plan are being registered under this registration statement on Form S-8.

(3)

Consists of up to 5,662,310 shares of our common stock issued or issuable pursuant to our 2007 stock option plan. Our 2007 stock option plan provides for the grant of stock options to acquire a maximum of 5,662,310 shares of our common stock. All of the shares issued or issuable under our 2007 stock option plan are being registered under this registration statement on Form S-8.

(4)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(5)

Based on the average of the last reported bid and ask price per share ($0.876 bid; $0.929 ask) for the registrant’s common stock on January 25, 2011, as reported by the Financial Industry Regulatory Authority’s OTC Bulletin Board.

EXPLANATORY NOTE

We prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register an aggregate of 8,162,310 shares of our common stock that are issued or issuable pursuant to stock options granted and to be granted under our 2005 incentive stock plan or 2007 stock option plan. The purpose of our 2005 incentive stock plan is to retain directors, executives and selected employees and consultants and reward them for making major contributions to the success of our company. These objectives are accomplished by making long-term incentive awards under our 2005 incentive stock plan thereby providing the participants with a proprietary interest in the growth and performance of our company. The purpose of our 2007 stock option plan is to furnish directors, officers, consultants, and employees with an opportunity to invest in our company in a simple and cost effective manner and to better aligning the interests of our directors, officers, consultants, and employees with those of our company and our shareholders through the ownership of common shares of our company.

Under cover of this registration statement on Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act of 1933 (in accordance with Section C of the General Instructions to Form S-8). The reoffer prospectus may be used for reoffers and resales of up to an aggregate of 4,250,000 “restricted securities” and/or “control securities” (as such terms are defined in Form S-8) issued or issuable upon exercise of the stock options granted pursuant to our 2005 incentive stock plan or 2007 stock option plan on a continuous or delayed basis in the future.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

* The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in our 2005 incentive stock plan and 2007 stock option plan as specified by Rule 428(b)(1) under the Securities Act of 1933. Such documents are not being filed with the Securities and Exchange Commission, but constitute, along with the documents incorporated by reference into this registration statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

Reoffer Prospectus

4,250,000

Argentex Mining Corporation

Common Stock
_________________________________

The selling stockholders identified in this reoffer prospectus may offer and sell up to 4,250,000 of our common stock issued or issuable upon exercise of stock options. We granted the stock options to such selling stockholders pursuant to our 2005 incentive stock plan or 2007 stock option plan.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

The selling stockholders and any brokers executing selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933.

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We may, however, receive proceeds upon exercise of the stock options by the selling stockholders. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses and expenses of their legal counsel applicable to the sale of their shares.

Our common stock is quoted on the Financial Industry Regulatory Authority’s OTC Bulletin Board under the symbol “AGXM” and on the TSX Venture Exchange under the symbol “ATX”. On January 25, 2011, the closing price of our common stock on the OTC Bulletin Board was $0.9047 per share and on the TSX Venture Exchange was $0.900.

_________________________________

Investing in our common stock involves risks. See “Risk Factors” beginning on page 7.

_________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_________________________________

The date of this reoffer prospectus is January 31, 2011.

In this reoffer prospectus, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock. As used in this reoffer prospectus, unless otherwise specified, the terms “we”, “us”, “our” mean Argentex Mining Corporation, a Delaware corporation and/or our wholly-owned subsidiaries, SCRN Properties Ltd., a Delaware corporation, and Argentex Mining Corporation, a Nevada corporation, where applicable.

Prospectus Summary

Our Business

We are a junior exploration stage company that has not yet generated or realized any revenues from our business operations. We currently hold interests in mineral properties located in the Rio Negro and Santa Cruz provinces of Argentina and in the Province of British Columbia, Canada. All of the mineral exploration licenses with respect to the Argentine claims are registered in the name of our Delaware subsidiary, SCRN Properties Ltd., while all of the mineral tenures with respect to our British Columbia claims are registered in the name of our company. One of the properties located in the Santa Cruz province of Argentina consists of a group of claims that we refer to as the Pinguino property and we have concentrated the majority of our exploration efforts on this property. During the next year we intend to continue to focus our exploration efforts primarily on the Pinguino property, where we have had exploration success in discovering polymetallic mineralization in the past, but we will be increasing our pre-drilling exploration efforts on our Cerro Contreras and Condor properties, and we intend to conduct reconnaissance level exploration on other select properties. We believe that additional targeted exploration expenditures in the form of geophysics, soil geochemistry, trenching and drilling on the Pinguino property is warranted to test the limits of known mineralization as well as new target testing.

We have not determined whether our properties contain any mineral reserve. A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/about/forms/industryguides.pdf) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination.

We have not begun significant operations and are considered an exploration stage company, as that term is defined in Industry Guide 7.

We have not generated any revenue from operations since our inception. We incurred a net loss of $2,658,296 during the year ended January 31, 2010 and a net loss of $3,726,003 during the nine-month period ended October 31, 2010. From inception through October 31, 2010, we have incurred a net loss of $20,804,933. We anticipate that we will continue to incur losses without generating any revenue from operations unless and until we are able to sell one or more of our resource properties or identify a mineral resource in a commercially exploitable quantity on one or more of our mineral properties and build and operate a mine, and there can be no assurance that we will ever be able to do so. In their report on our financial statements for the year ended January 31, 2010, our independent auditors included an explanatory paragraph expressing concern about our ability to continue as a going concern.

Our principal offices are located at Suite 835, 1100 Melville Street, Vancouver, British Columbia V6E 4A6, Canada. Our telephone number at our principal offices is (604) 568-2496. Our fax number is (604) 568-1540.

Relocation of Corporate Jurisdiction

On January 14, 2011, we filed a Registration Statement on Form S-4, whereby we will seek the approval of our stockholders of the following:

  The merger of our company with our wholly-owned subsidiary incorporated in the State of Nevada for the purpose of changing our corporate jurisdiction from the State of Delaware to the State of Nevada; and

  Subject to the consummation of the merger, the continuation of our company from the State of Nevada to the Province of British Columbia, Canada.

We believe that the change of our corporate jurisdiction from the State of Delaware to the Province of British Columbia, Canada will more accurately reflect our operations, which are headquartered in and managed from the Province of British Columbia, Canada. We also believe that changing our corporate jurisdiction to the Province of British Columbia, Canada more accurately reflects the identity of our company because Canada is the country from which we have derived much of our financing, and our common stock is listed on the TSX Venture Exchange in Canada. Furthermore, all of our officers and the majority of our directors are located in British Columbia, Canada, and a large amount of our issued and outstanding stock is owned of record by persons not resident in the United States. We believe that the change of our corporate jurisdiction may also enable us to qualify as a “foreign private issuer” in the United States. As a foreign private issuer, we believe that our regulatory compliance costs may decrease and our ability to raise capital should improve because it should, under certain circumstances, enable us to issue securities in private placement offerings with a four-month hold period (for which we believe there is more demand than there is for securities issued in a private placement with a minimum hold period of six months, which is currently the case) without limiting our access to the U.S. capital markets.

The Offering

The selling stockholders identified in this reoffer prospectus may offer and sell up to 4,250,000 shares of our common stock issued or issuable upon exercise of stock options. We granted the stock options to such selling stockholders pursuant to our 2005 incentive stock plan or 2007 stock option plan.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Number of Shares Outstanding

There were 56,587,922 shares of our common stock issued and outstanding as at January 25, 2011.

Use of Proceeds

We will not receive any proceeds from the sale of any shares of our common stock by the selling stockholders. We may, however, receive proceeds upon exercise of the stock options by the selling stockholders. If we receive proceeds upon exercise of these stock options, we intend to use these proceeds for working capital and general corporate purposes.

Risk Factors

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business. Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks. You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Relating to the Merger and Continuation

We may still be treated as a U.S. corporation and taxed on our worldwide income after the merger and continuation.

The merger and continuation of our company from the State of Delaware to the Province of British Columbia, Canada is considered a migration of our company from the State of Delaware to the Province of British Columbia, Canada. Certain transactions whereby a U.S. corporation migrates to a foreign jurisdiction can be considered by the United States Congress to be an abuse of the U.S. tax rules because thereafter the foreign entity is not subject to U.S. tax on its worldwide income. Section 7874(b) of the Internal Revenue Code of 1986, as amended (the “Code”), was enacted in 2004 to address this potential abuse. Section 7874(b) of the Code provides generally that certain corporations that migrate from the United States will nonetheless remain subject to U.S. tax on their worldwide income unless the migrating entity has substantial business activities in the foreign country to which it is migrating when compared to its total business activities.

If Section 7874(b) of the Code applies to the migration of our company from the State of Delaware to the Province of British Columbia, Canada, our company would continue to be subject to United States federal income taxation on its worldwide income. Section 7874(b) of the Code could apply to our migration unless we have substantial business activities in Canada when compared to our total business activities.

We may be classified as a Passive Foreign Investment Company as a result of the merger and continuation.

Sections 1291 to 1298 of the Code contain the Passive Foreign Investment Company (“PFIC”) rules. These rules generally provide for punitive treatment to “U.S. holders” of PFICs. A foreign corporation is classified as a PFIC if more than 75% of its gross income is passive income or more than 50% of its assets produce passive income or are held for the production of passive income.

Because we expect that most of our assets after the merger and continuation will be cash or cash equivalents and shares of our wholly-owned subsidiary, SCRN Properties Ltd., we may in the future be classified as a PFIC. If we are classified as a PFIC after migration, then the holders of shares of our company who are U.S. taxpayers may be subject to PFIC provisions which may impose U.S. taxes, in addition to those normally applicable, on the sale of their shares of our company or on distribution from our company.

If we complete the merger and continuation, we will no longer be required to file quarterly financial statements that have been reviewed by our independent auditors, as required by the Securities Exchange Act of 1934.

If we change our corporate jurisdiction to the Province of British Columbia, Canada, we will still have to comply with reporting requirements under United States securities laws. However, these requirements could be reduced because we will no longer be incorporated in a state of the United States.

We currently prepare our financial statements in accordance with United States generally accepted accounting principles (“US GAAP”). We file our audited annual financial statements with the Securities and Exchange Commission with our annual reports on Form 10-K and we file our unaudited interim financial statements with the Securities and Exchange Commission with our quarterly reports on Form 10-Q. Upon completion of the merger and continuation, we anticipate that we will meet the definition of a “foreign private issuer” under the Securities Exchange Act of 1934, as amended. As a foreign private issuer, we anticipate that we will be eligible to file our annual reports each year with the Securities and Exchange Commission on Form 20-F. As a foreign private issuer filing annual reports on Form 20F, we would not be required to file quarterly reports on Forms 10-Q. Instead, we would file with the Securities and Exchange Commission on a quarterly basis interim financial statements that have not been reviewed by our auditors, together with management’s discussion and analysis in the form required under Canadian securities legislation. We anticipate that we will continue to prepare our financial statements in accordance with US GAAP subsequent to the change of our corporate jurisdiction.

If we complete the merger and continuation, insiders of our company will no longer be required to file insider reports under Section 16(a) of the Securities Exchange Act of 1934 and they will no longer be subject to the “short swing profit rule” of Section 16(b) of the Securities Exchange Act of 1934.

As a foreign private issuer, our directors, officers and stockholders owning more than 10% of our outstanding common stock will be subject to the insider filing requirements imposed by Canadian securities laws but they will be exempt from the insider requirements imposed by Section 16 of the Securities Exchange Act of 1934. The Canadian securities laws do not impose on insiders any equivalent of the “short swing profit rule” imposed by Section 16 and, after completion of the continuation, our insiders will not be subject to liability for profits realized from any “short swing” trading transactions, or a purchase and sale, or a sale and purchase, of our equity securities within less than six months. As a result, our stockholders may not enjoy the same degree of protection against insider trading as they would under Section 16 of the Securities Exchange Act of 1934.

If we complete the continuation, our company will no longer be required to comply with Regulation FD.

Regulation FD, which was promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 to prevent certain selective disclosure by reporting companies, does not apply to non-United States companies and will not apply to us upon completion of the continuation. As a result, our stockholders may not enjoy the same degree of protection against selective disclosure as they would under Section 16 of the Securities Exchange Act of 1934.

The rights of our stockholders will change as a result of the merger and continuation.

Because of the differences between Delaware law and British Columbia law, our stockholder’s rights will change if the continuation is completed. For a detailed discussion of these differences, see “Material Differences of the Rights of Our Stockholders After the Change of Our Corporate Jurisdiction.” section of our S-4 filed on EDGAR on January 14, 2011.

The market for shares of our company as a British Columbia corporation may differ from the market for shares of our company as a Delaware corporation.

Although we anticipate that our common shares will continue to be quoted on the Financial Industry Regulatory Authority’s OTC Bulletin Board and be listed on the TSX Venture Exchange following the completion of the merger and continuation, the market prices, trading volume and volatility of the shares of our company as a British Columbia corporation could be different from those of the shares of our company as a Delaware corporation. We cannot predict what effect, if any, the continuation will have on the market price prevailing from time to time or the liquidity of our common shares.

Risks Associated With Mining

All of our properties are in the exploration stage. There is no assurance that we can establish the existence of any mineral reserve on any of our properties. Unless and until we can do so, we cannot earn any revenues from operations and if we do not do so we may lose all of the funds that we have spent on exploration. If we do not discover any mineral reserve, our business may fail.

Despite exploration work on our mineral properties, we have not established that any of them contain any mineral reserve, nor can there be any assurance that we will be able to do so. If we do not, our business may fail.

A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/about/forms/industryguides.pdf ) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a “reserve” that meets the requirements of the Securities and Exchange Commission’s Industry Guide 7 is extremely remote; in all probability none of our mineral resource properties contains any ‘reserve’ and any funds that we spend on exploration will probably be lost.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a smelter, roads and a point for shipping, government regulation and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

Mineral operations are subject to applicable law and government regulation. Even if we discover a mineral resource in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral resource. If we cannot exploit any mineral resource that we discover on our properties, our business may fail.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration of our mineral properties or for the construction and operation of a mine on our properties at an economically viable cost. If we cannot accomplish these objectives, our business could fail. Although we believe that we are in compliance with all material laws and regulations that currently apply to our activities, we can give no assurance that we can continue to remain in compliance. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

If we establish the existence of a mineral reserve on any of our properties, we will require additional capital in order to develop the property into a producing mine. If we cannot raise this additional capital, we will not be able to exploit the reserve and our business could fail.

If we do discover a mineral reserve on any of our properties, we will be required to expend substantial sums of money to establish the extent of the reserve, develop processes to extract it and develop extraction and processing facilities and infrastructure. Although we may derive substantial benefits from the discovery of a reserve, there can be no assurance that any reserve established will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our business may fail.

Mineral exploration and development is subject to extraordinary operating risks. We do not currently insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which would have an adverse impact on our company.

Mineral exploration, development and production involves many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all of the hazards and risks inherent in these activities and, if we discover a mineral reserve, our operations could be subject to all of the hazards and risks inherent in the development and production of a mineral reserve, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that may arise from any such occurrence would likely have a material adverse impact on our company.

Mineral prices are subject to dramatic and unpredictable fluctuations and the economic viability of any of our exploration properties and projects cannot be accurately predicted.

We expect to derive revenues, if any, either from the sale of our mineral properties or from the extraction and sale of precious and base metals such as gold, silver, copper, zinc and indium. The price of these commodities has fluctuated widely in recent years and is affected by numerous factors beyond our control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors are based on the price of precious metals and therefore the economic viability of any of our exploration properties cannot accurately be predicted.

The mining industry is highly competitive and there is no assurance that we will continue to be successful in acquiring mineral claims. If we cannot continue to acquire properties to explore for mineral resources, we may be required to reduce or cease operations.

The mineral exploration, development, and production industry is largely unintegrated. We may compete with other exploration companies looking for mineral resource properties. Some of these other companies possess greater financial resources and technical facilities. This competition could adversely affect our ability to acquire suitable prospects for exploration in the future. Accordingly, there can be no assurance that we will acquire any interest in additional mineral resource properties that might yield reserves or result in commercial mining operations. While we may compete with other exploration companies in the effort to locate and acquire mineral resource properties, we do not believe that we will compete with them for the removal or sales of mineral products from our properties if we should eventually discover the presence of them in quantities sufficient to make production economically feasible. Readily available markets exist worldwide for the sale of mineral products. Therefore, we will likely be able to sell any mineral products that we identify and produce.

Risks Associated with Our Company

The fact that we have not earned any operating revenues since our incorporation raises substantial doubt about our ability to continue to explore our mineral properties as a going concern.

We have not generated any revenue from operations since our incorporation. During the year ended January 31, 2010, we incurred a net loss of $2,658,296 and during the nine-month period ended October 31, 2010, we incurred a net loss of $3,726,003. From inception through October 31, 2010, we have incurred an aggregate loss of $20,804,933. We anticipate that we will continue to incur operating expenses without revenues unless and until we are able to identify a mineral resource in a commercially exploitable quantity on one or more of our mineral properties and build and operate a mine or sell one or more of our resource properties. On January 31, 2011, we had cash and cash equivalents in the amount of approximately $6,000,000. We estimate our average monthly operating expenses to be approximately $155,000, excluding exploration but including general and administrative expenses. Although we believe that our cash on hand will be sufficient to fund our currently budgeted operating requirements for the 12 month period ending December 31, 2011, our budget could increase during the year in response to matters that cannot be currently anticipated and we might find that we need to raise more capital in order to properly address these items. As we cannot assure a lender that we will be able to successfully explore and develop our mineral properties, we will probably find it difficult to raise debt financing from traditional lending sources. We have traditionally raised our operating capital from sales of equity and debt securities, but there can be no assurance that we will continue to be able to do so. The unpredictable economy in the United States and the resulting volatile markets may make it more difficult for us to raise capital as and when we need it, and it is difficult for us to assess the impact that this might have on our operations or liquidity and to determine whether the prices we might receive on the sale of minerals, if we discover any in commercially exploitable quantities, exceed the cost of mineral exploitation and development. If we cannot raise the funds that we require to continue exploration of our mineral properties, we may be forced to delay, scale back, or eliminate our exploration activities. If any of these were to occur, there is a substantial risk that our business would fail.

We have a limited operating history on which to base an evaluation of our business and prospects and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

Although we have been in the business of exploring mineral resource properties since 2002, we have not yet located any mineral reserve and we have never had any revenues from our operations. In addition, our operating history has been restricted to the acquisition and exploration of our mineral properties and this does not provide a meaningful basis for an evaluation of our prospects if we ever determine that we have a mineral reserve and commence the construction and operation of a mine. We have no way to evaluate the likelihood of whether our mineral properties contain any mineral reserve or, if they do, that we will be able to build or operate a mine successfully. We anticipate that we will continue to incur operating costs without realizing any revenues during the period when we are exploring our properties. During the 12 month period ending December 31, 2011, we expect to spend approximately $8,180,000 on the exploration of our mineral properties and on general and administrative expenses. We therefore expect to continue to incur significant losses into the foreseeable future. If we are unable to generate significant revenues from mining operations and any dispositions of our properties, we will not be able to earn profits or continue operations. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses and difficulties frequently encountered by companies at the start up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition. There is no history upon which to base any assumption as to the likelihood that we will prove successful and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

Because all of our officers and directors are located outside of the United States, you may have no effective recourse against them for misconduct and you may not be able to enforce judgment and civil liabilities against them.

All of our directors and officers are nationals and/or residents of countries other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

Risks Associated with Our Common Stock

Our stock is a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations and the FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in, and limit the marketability of, our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the Financial Industry Regulatory Authority has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the Financial Industry Regulatory Authority believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. The Financial Industry Regulatory Authority requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

Forward-Looking Statements

This reoffer prospectus contains forward-looking statements contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management’s plans and objectives for future operations. In some cases, you can identify forward-looking statements by the use of terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology. Examples of forward-looking statements made in this prospectus include statements about:

  Our future exploration programs and results,

  Our future capital expenditures, and

  Our future investments in and acquisitions of mineral resource properties.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including:

  General economic and business conditions,

  Exposure to market risks in our financial instruments,

  Fluctuations in worldwide prices and demand for minerals,

  Fluctuations in the levels of our exploration and development activities,

  Risks associated with mineral resource exploration and development activities,

  Competition for resource properties and infrastructure in the mineral exploration industry,

  Technological changes and developments in the mineral exploration and mining industry,

  Regulatory uncertainties and potential environmental liabilities,

  Political changes in Argentina, which could affect our interests there, and

  The risks in the section of this prospectus entitled “Risk Factors”,

any of which may cause our company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States and Canada, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

The Offering

The selling stockholders identified in this reoffer prospectus may offer and sell up to 4,250,000 shares of our common stock issued or issuable upon exercise of stock options. We granted the stock options to such selling stockholders pursuant to our 2005 incentive stock plan or 2007 stock option plan.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We may, however, receive proceeds upon exercise of the stock options granted to the selling stockholders. If we receive proceeds upon exercise of stock options, we intend to use these proceeds for working capital and general corporate purposes.

Determination of Offering Price

The selling stockholders may sell all or a portion of the shares being offered pursuant to this reoffer prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Selling Stockholders

The selling stockholders may offer and sell, from time to time, any or all of shares of our common stock issued or issuable upon exercise of the stock options granted pursuant to our 2005 incentive stock plan or 2007 stock option plan.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of January 25, 2011 and the number of shares of our common stock being offered pursuant to this reoffer prospectus. We believe that the selling stockholders have sole voting and investment powers over their shares.

Because the selling stockholders may offer and sell all or only some portion of the 4,250,000 shares of our common stock being offered pursuant to this reoffer prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholders upon termination of the offering are only estimates based on the assumption that each selling stockholder will sell all of his shares of our common stock being offered in the offering.

None of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholders to suspend the sales of the shares of our common stock being offered pursuant to this reoffer prospectus upon the occurrence of any event that makes any statement in this reoffer prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Name of Selling Stockholder	Shares Owned by the Selling Stockholder before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholder and Percent of Total Issued and Outstanding Shares After the Offering (1)
			# of Shares(2)	% of Class(2),(3)
Ken Hicks(4)	4,500,000(5)	2,050,000	2,475,000	4.19
Colin Goodwin(6)	400,000(7)	400,000	-	*
Jenna Hardy(8)	500,000(9)	400,000	100,000	*
Richard Thibault(10)	550,000(11)	400,000	150,000	*
Patrick Downey(12)	900,000(13)	300,000	600,000	1.05
Diego Guido(14)	255,600(15)	100,000	155,600	*
Orlando Rionda(16)	150,000(17)	50,000	9,500	*
Stephen Hanson (18)	109,500(19)	400,000	-	*
Jeffrey Finkelstein(20)	-	150,000(21)	-	*
Totals	7,365,100	4,250,000

Notes

*	Less than 1%.

(1)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such options, warrants or convertible preferred stock but are not counted as outstanding for computing the percentage of any other person.

(2)	We have assumed that the selling stockholders will sell all of the shares being offered in this offering.

(3)

Based on 56,587,922 shares of our common stock issued and outstanding as of January 25, 2011. Shares of our common stock being offered pursuant to this reoffer prospectus by a selling stockholder are counted as outstanding for computing the percentage of that particular selling stockholder but are not counted as outstanding for computing the percentage of any other person.

(4)	Mr. Hicks is our President, secretary and a director of our company. He also provides services to our company pursuant to a written consulting agreement.

(5)

Represents 2,915,000 shares of common stock, 900,000 warrants to acquire 900,000 shares of common stock which are exercisable at $1.25 per share until April 11, 2010, 710,000 stock options to acquire an aggregate of 710,000 shares of common stock, of which 100,000 stock options, of which 25,000 are unvested are exercisable at $0.675 per share until September 1, 2012 and 610,000 stock options are exercisable are at $0.37 share until February 10, 2014. We are registering 1,340,000 shares of common stock that Mr. Hicks obtained through the exercise of stock options under our 2005 stock option plan.

(6)	Mr. Goodwin is a director of our company.

(7)

Represents 60,000 shares of common stock and 340,000 stock options to acquire an aggregate of 340,000 shares of common stock, of which 180,000 stock options are exercisable at $0.49 per share until February 7, 2011, 60,000 stock options are exercisable at $0.25 per share until March 26, 2013 and 100,000 stock options are exercisable are at $0.855 per share until January 19, 2015. We are registering 60,000 shares of common stock that Mr. Goodwin obtained through the exercise of stock options under our 2005 stock option plan.

(8)	Ms. Hardy is a director of our company.

(9)

Represents 100,000 shares of common stock and 400,000 stock options to acquire an aggregate of 400,000 shares of common stock, of which 200,000 stock options are exercisable at $0.49 per share until February 7, 2011 and 200,000 stock options are exercisable are at $0.855 per share until January 19, 2015.

(10)	Mr. Thibault is a director of our company.

(11)

Represents 150,000 shares of common stock and 400,000 stock options to acquire an aggregate of 400,000 shares of common stock, of which 200,000 stock options are exercisable at $0.58 per share until February 9, 2011 and 200,000 stock options are exercisable are at $0.37 per share until February 10, 2014.

(12)	Mr. Downey is a director of our company.

(13)

Represents 600,000 shares of common stock and 300,000 stock options to acquire an aggregate of 300,000 shares of common stock, of which 100,000 stock options are exercisable at $0.1.13 per share until November 13, 2012 and 200,000 stock options are exercisable are at $0.37 per share until February 10, 2014.

(14)	Mr. Guido is an employee of our company.

(15)

Represents 105,600 shares of common stock and 150,000 stock options to acquire an aggregate of 150,000 shares of common stock, which are exercisable at $0.35 per share until October 28, 2013. We are registering 100,000 shares of common stock that Mr. Guido obtained through the exercise of stock options under our 2005 stock option plan.

(16)	Mr. Rionda is an employee of our company.

(17)

Represents 50,000 shares of common stock and 100,000 stock options to acquire 100,000 shares of common stock, which are exercisable at $0.855 per share until January 19, 2015. We are registering 50,000 shares of common stock that Mr. Rionda obtained through the exercise of stock options under our 2005 stock option plan.

(18)	Mr. Hanson is a director of our company.

(19)

Represents 9,500 shares of common stock and 400,000 stock options, of which 300,000 are unvested, to acquire 400,000 shares of common stock, which are exercisable at $0.62 per share until May 15, 2015.

(20)	Mr. Finkelstein is the Chief Financial Officer of our company

(21)	Represents 150,000 unvested stock options to acquire 150,000 shares of common stock, which are exercisable at $0.80 per share until January 6, 2014.

Plan of Distribution

The selling stockholders may, from time to time, sell all or a portion of the shares of our common stock on any market upon which our common stock may be listed or quoted (currently Financial Industry Regulatory Authority’s OTC Bulletin Board and the TSX Venture Exchange), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The shares of our common stock being offered for resale pursuant to this reoffer prospectus may be sold by the selling stockholders by one or more of the following methods, without limitation:

1.

block trades in which the broker or dealer so engaged will attempt to sell the shares of our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

2.	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this reoffer prospectus;

3.	an exchange distribution in accordance with the rules of the exchange or quotation system;

4.	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

5.	privately negotiated transactions;

6.	market sales (both long and short to the extent permitted under the federal securities laws);

7.	at the market to or through market makers or into an existing market for the shares;

8.	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

9.	a combination of any aforementioned methods of sale.

In the event of the transfer by any of the selling stockholders of his shares of our common stock or stock options to any pledgee, donee or other transferee, we will amend this reoffer prospectus and the registration statement of which this reoffer prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his shares.

In effecting sales, brokers and dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of our common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of our common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of our common stock as principal may thereafter resell the shares of our common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resale, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, any of the selling stockholders may pledge shares of our common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling stockholder, his broker may offer and sell the pledged shares of our common stock from time to time. Upon a sale of the shares of our common stock, we believe that the selling stockholders will satisfy the prospectus delivery requirements under the Securities Act of 1933. We will file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post-effective amendment to the registration statement of which this reoffer prospectus forms a part will be filed disclosing the name of any broker-dealers, the number of shares of our common stock involved, the price at which our common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this reoffer prospectus and other facts material to the transaction.

We and the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of our common stock.

All expenses for this reoffer prospectus and related registration statement including legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling stockholders, the purchasers participating in such transaction, or both.

Any shares of our common stock being offered pursuant to this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

Experts and Counsel

Our financial statements for the years ended January 31, 2010 and 2009 incorporated in this reoffer prospectus by reference from our annual report on Form 10-K for the year ended January 31, 2010 filed with the Securities and Exchange Commission on April 22, 2010 have been audited by Morgan & Company which are incorporated herein by reference, and have been so incorporated in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Clark Wilson LLP, of Suite 800 – 885 West Georgia Street, Vancouver, British Columbia, Canada has provided an opinion on the validity of the shares of our common stock being offered pursuant to this reoffer prospectus.

Interest of Named Experts and Counsel

No expert named in the registration statement of which this reoffer prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this reoffer prospectus as having given an opinion upon the validity of the securities being offered pursuant to this reoffer prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Material Changes

There have been no material changes to the affairs of our company since January 31, 2010 which have not previously been described in a report on Form 10-Q or Form 8-K filed with the Securities and Exchange Commission.

Incorporation of Certain Information by Reference

The following documents filed by our company with the Securities and Exchange Commission are incorporated into this reoffer prospectus by reference:

1.	Our annual report on Form 10-K filed on April 22, 2010;

2.	Our quarterly reports on Form 10-Q filed on June 14, 2010; September 14, 2010; and December 14, 2010;

3.

Our current reports on Form 8-K filed on May 11, 2010; June 01, 2010; June 23, 2010; July 19, 2010; September 27, 2010; September 28, 2010; October 28, 2010; November 03, 2010; November 23, 2010; November 24, 2010; December 14, 2010; December 23, 2010; December 30, 2010; January 11, 2011; January 14, 2011; and January 18, 2011;

4.	Our current report on Form 8-K/A filed on January 4, 2011; and

5.	The description of our common stock contained in our amended registration statement on Form S-1/A filed on January 27, 2010.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to the registration statement of which this reoffer prospectus forms a part have been sold or deregistering all securities then remaining unsold, will be deemed to be incorporated by reference into this reoffer prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this reoffer prospectus will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in this reoffer prospectus or in any subsequently filed document that is also incorporated by reference in this reoffer prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this reoffer prospectus.

Where You Can Find More Information

We will provide to each person, including any beneficial owner, to whom this reoffer prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into this reoffer prospectus but not delivered with this reoffer prospectus, upon written or oral request of such person at no cost to such person. Please send us such request by writing or calling at Argentex Mining Corporation, 835-1100 Melville Street, Vancouver, British Columbia, V6E 4A60; telephone: (866) 594-7687.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov. The public may also read and copy any materials we file with the Securities and Exchange Commission at its public reference room at 100 F Street, N.E. Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act of 1933 with respect to the securities offered under this reoffer prospectus. This reoffer prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. This reoffer prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date of this reoffer prospectus.

4,250,000

ARGENTEX MINING CORPORATION

Common Stock

_________________________________

Prospectus

_________________________________

January 31, 2011

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by our company with the Securities and Exchange Commission are incorporated into this registration statement by reference:

1.	Our annual report on Form 10-K filed on April 22, 2010;

2.	Our quarterly reports on Form 10-Q filed on June 14, 2010; September 14, 2010; and December 14, 2010;

3.

Our current reports on Form 8-K filed on May 11, 2010; June 01, 2010; June 23, 2010; July 19, 2010; September 27, 2010; September 28, 2010; October 28, 2010; November 03, 2010; November 23, 2010; November 24, 2010; December 14, 2010; December 23, 2010; December 30, 2010; January 11, 2011; January 14, 2011; and January 18, 2011;

4.	Our current report on Form 8-K/A filed on January 4, 2011; and

5.	The description of our common stock contained in our amended registration statement on Form S-1/A filed on January 27, 2010.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this registration statement have been sold or deregistering all securities then remaining unsold, will be deemed to be incorporated by reference into this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

No expert named in this registration statement as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with this registration statement) or counsel named in this registration statement as having given an opinion upon the validity of the securities being offered pursuant to this registration statement or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Item 6. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law, provides in relevant part that a corporation may indemnify any officer or director who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we must, to the fullest extent permitted by the laws of the State of Delaware, including, but not limited to, Section 145 of the Delaware General Corporation Law, indemnify any and all directors and officers of our company and may, in the discretion of our board of directors, indemnify any and all other persons whom we have power to indemnify under Delaware law from and against any and all of the expenses, liabilities or other matters referred to or covered by Section 145 of the Delaware General Corporation Law. Our certificate of incorporation provides that the indemnification provisions contained in the Delaware General Corporation Law will not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, resolution of stockholders or disinterested directors, or otherwise, and will continue as to a person who has ceased to be a director, officer, employee or agent, both as to action in his official capacity and as traction in another capacity while holding such office, and will inure to the benefit of the heirs, executors and administrators of such person.

Our bylaws also require us to indemnify directors, officers and employees to the fullest extent allowed by law, provided, however, that it will be within the discretion of our board of directors whether to advance any funds in advance of disposition of any action, suit or proceeding.

Item 7. Exemption from Registration Claimed.

We issued the restricted securities to be reoffered and resold pursuant to this registration statement to our directors and executive officers relying on exemptions from registration provided by Section 4(2) and/or Regulation D of the Securities Act of 1933.

Item 8. Exhibits.

Exhibit
Number	Description

(4)	Instruments Defining the Rights of Security Holders, including Indentures

4.1*	2005 Incentive Stock Plan

4.2	2007 Stock Option Plan (incorporated by reference to an exhibit to our current report on Form 8-K filed on November 15, 2007)

(5)	Opinion regarding Legality

5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered

(23)	Consents of Experts and Counsel

23.1*	Consent of Morgan & Company

23.2*	Consent of Clark Wilson LLP (included in Exhibit 5.1)

*Filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

1.      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.      To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement

2.      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

3.      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on January 31, 2011.

Argentex Mining Corporation

By:

/s/ Kenneth Hicks
Kenneth Hicks
President and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Kenneth Hicks
Kenneth Hicks
President and Director
(Principal Executive Officer)
Date: January 31, 2011

/s/ Jeffrey Finkelstein
Jeffrey Finkelstein
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
Date: January 31, 2011

/s/ Jenna Hardy
Jenna Hardy
Director
Date: January 31, 2011

/s/ Richard Thibault
Richard Thibault
Director
Date: January 31, 2011

/s/ Patrick Downey
Patrick Downey
Director
Date: January 31, 2011

/s/ Stephen Hanson
Stephen Hanson
Director
Date: January 31, 2011